BY-LAWS
OF
BROWN-FORMAN CORPORATION
AS AMENDED AND RESTATED
MAY 21, 2020
ARTICLE I
STOCKHOLDERS
SECTION 1.1    Annual Meetings. The annual meeting of the stockholders for the purpose of electing directors and for the transaction of such other corporate business as may properly be brought before the meeting shall be held at such date, time and place, if any, as may be designated by resolution of the Board of Directors, but no later than September 30 of each year.
SECTION 1.2    Special Meetings. Special meetings of the stockholders may be held upon call of a majority of the Board of Directors, Executive Committee, Chairman of the Board or President (and shall be called by the Chairman of the Board or by the President or Secretary at the request in writing of one or more stockholders owning a majority of the outstanding shares of capital stock of the corporation entitled to vote at the meeting) at such time and at such place, if any, as shall be fixed by the Board of Directors in connection with the call for the meeting, and as may be stated in the notice setting forth such call. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. A request for a special meeting of stockholders from one or more stockholders shall be signed by each stockholder, or duly authorized agent, requesting the special meeting and shall set forth: (i) a brief description of each matter of business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment), (iii) any material interest of each stockholder in the business desired to be brought before the special meeting, (iv) the name and address, as they appear on the corporation’s books, of each stockholder requesting the special meeting, (v) the class and number of shares of the corporation which are owned by each stockholder requesting the special meeting, and (vi) any other applicable information that is required to be set forth in a stockholder’s notice required pursuant to paragraph (A)(2) of Section 1.11.
SECTION 1.3    Place of Meetings. Meetings of the stockholders may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that any meeting of the stockholders (including any adjournment or postponement thereof) shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware.
SECTION 1.4    Notice of Meeting; Waiver of Notice. Notice of the time, place, if any, and purpose of every meeting of stockholders shall be mailed and/or sent by electronic transmission (if directed to the electronic mail address or number at which the stockholder has consented to receive notice) not less than ten (10) nor more than sixty (60) days preceding the date of said meeting to each stockholder of record entitled to vote at the meeting, who shall have furnished a written address to the Secretary of the corporation for the purpose.
Notice of any stockholders’ meeting may be waived in writing by any stockholder entitled to vote at the meeting. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.
SECTION 1.5    Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by his or her duly authorized attorney in fact.
SECTION 1.6    Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
SECTION 1.7    Quorum. At each meeting of stockholders, except where otherwise provided by law, the certificate of incorporation or these By-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.6 of these By-laws until a quorum shall attend.
SECTION 1.8    Voting. Each stockholder entitled to vote at any meeting shall have one vote in person or by proxy for each share of stock held by him or her which has voting power upon the matter in question at the time. At all elections of directors, the voting shall be by ballot and a majority of the votes cast shall elect.
Except where a date shall have been fixed as a record date for the determination of the stockholders entitled to vote as hereinafter provided, no share of stock shall be voted at any election of directors which shall have been transferred on the books of the corporation within twenty (20) days preceding such election.
SECTION 1.9    Record Date. The Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.
SECTION 1.10    Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his or her absence by the President, or in their absence by the Lead Independent Director, or a Vice Chairman, or in the absence of the foregoing persons, by a chairman chosen at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and to adjourn or recess the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting at the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The Secretary shall act as secretary of the meeting but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
SECTION 1.11    Notice of Stockholder Business and Nominations.
(A)    Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof, or (c) by any stockholder who was a stockholder of record at the time the notice provided for in this Section 1.11 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11.
(1)    For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.11, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, even if such matter is already the subject of any notice to the stockholders or public announcement from the Board of Directors, and any such proposed business (other than director nominations) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days preceding the first anniversary of the prior year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not less than ninety (90) days nor more than one hundred twenty (120) days prior to such annual meeting or within ten (10) days following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) such person’s written consent to being named in the corporation’s proxy statement as a nominee and to serving as a director if elected, (iii) a representation on behalf of such stockholder and such director nominee that the director nominee has no agreements with any third party relating to voting or compensation, and (iv) the agreement of such director nominee to abide by policies of the corporation applicable to directors, including confidentiality, governance, stock ownership and trading policies of the corporation; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner as of the date of such stockholder’s notice, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation, (v) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act. The foregoing notice requirements of this paragraph (A) of this Section 1.11 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require, including, without limitation, a written questionnaire with respect to the background and qualifications of such proposed nominee, to determine the eligibility of such proposed nominee to serve as a director of the corporation and its committees (such questionnaire to be provided by the Secretary upon written request).
(2)    Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 1.11 and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation within ten (10) days following the day on which such public announcement is first made by the corporation.
(B)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to (a) the corporation’s notice of meeting (or any supplement thereto); (b) by or at the direction of the Board of Directors or any committee thereof; or (c) provided that the special meeting has been called in accordance with Section 1.2 for the purpose of electing directors, by any stockholder of the corporation who (i) is a stockholder of record at the time the notice provided for in this Section 1.11 is delivered to the Secretary of the corporation and at the time of the special meeting, (ii) who is entitled to vote at the meeting and (iii) who complies with this Section 1.11. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more persons to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election as a director as specified in the corporation’s notice of meeting if such stockholder’s notice containing all the information set forth above in paragraph (A)(2) of this Section 1.11 is delivered to the Secretary at the principal executive offices of the corporation not earlier than one hundred twenty (120) days prior to such special meeting and not later than the close of business on the later of (i) ninety (90) days prior to such special meeting or (ii) ten (10) days following the first date of public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C)    General. (1) Except as otherwise expressly provided in the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 1.11), and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.11, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 1.11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(1)    For purposes of this Section 1.11, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(2)    Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 1.11; provided however, that any references in these By-laws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.11, and compliance with this Section 1.11 shall be the exclusive means for a stockholder to make nominations or submit other business (other than business brought properly under and in compliance with Rule 14a‑8 of Exchange Act). Nothing in this Section 1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to the Exchange Act.
ARTICLE II
BOARD OF DIRECTORS

SECTION 2.1    Number; Qualification. The Board of Directors of the corporation shall consist of not less than three (3) nor more than seventeen (17) persons, who shall hold office until the Annual Meeting of the Stockholders next ensuing after their election, and until their respective successors are duly elected and qualified. The number of directors to serve from time to time shall be fixed by resolution adopted by a majority of the Board of Directors, subject to being changed by the stockholders at any Annual Meeting of Stockholders.
No director may stand for re-election to the Board of Directors after he or she has reached the age of 71. However, the Board of Directors can request a director to remain on the Board of Directors until a given date, if it finds that such service would be of significant benefit to the corporation. Such extended service requires a special vote by the Board of Directors, with two-thirds of directors approving, without the vote or participation of the affected director.

SECTION 2.2    Vacancies. Vacancies in the Board of Directors shall be filled by a majority of the remaining directors, even though less than a quorum. The directors so chosen shall hold office until the next annual election and until their successors shall be duly elected and qualified.
SECTION 2.3    Organization.
(A)    The Board of Directors shall elect one of its members to be the Chairman of the Board and may fill any vacancy in such position at such time and in such manner as the Board of Directors may determine. The Chairman of the Board shall perform such duties, and shall have such authority, as may be conferred upon him or her by the Board of Directors or these By-laws.
(B)    The Board of Directors may elect one or more of its members to be a Vice Chairman of the Board. A Vice Chairman of the Board, if elected, shall perform such duties, and shall have such authority, as may be conferred upon him or her by the Board of Directors or these By-laws.
SECTION 2.4    Meetings. Meetings of the Board of Directors shall be held at such place as may from time to time be fixed by resolution of the Board of Directors or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon call of the Executive Committee, the Chairman of the Board, the President or a majority of the Board of Directors. A meeting of the Board of Directors may be held without notice immediately after the Annual Meeting of the Stockholders at the same place at which such Annual Meeting of the Stockholders is held. Notice need not be given of regular meetings of the Board of Directors held at the time fixed by resolution of the Board of Directors. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence by the Lead Independent Director, if any, or in their absence by the President, or in their absence by a chairman chosen at the meeting and the chairman of the meeting may appoint any person to act as secretary of the meeting.
Notice of any special meeting shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service, email or facsimile, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, not less than five (5) days before the meeting. If by overnight mail, or courier service, such notice shall be deemed delivered at least twenty-four (24) hours before such meeting. If by email, facsimile, telephone or by hand, such notice shall be deemed adequately delivered if the notice is transmitted to each director not less than twelve (12) hours before the meeting. Such notice shall state the time and place of the meeting, but need not specify the purpose thereof. Meetings may be held at any time without notice if all directors are present or if those not present waive notice of the meeting in writing.
SECTION 2.5    Quorum. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence by the Lead Independent Director, if any, or in their absence by the President, or in their absence by a chairman chosen at the meeting and the chairman of the meeting may appoint any person to act as secretary of the meeting. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
SECTION 2.6    Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.
SECTION 2.7    Executive Committee. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board of Directors, designate an Executive Committee to consist of the Chief Executive Officer, the Chairman of the Board (if separate from the Chief Executive Officer), and one or more of the other directors, as the Board of Directors may from time to time determine. In addition, the Board of Directors may appoint persons who are not directors of the corporation as associate non-voting members of the Executive Committee. The Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers of the Board of Directors in the management of the business and affairs of the corporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it; but the Executive Committee shall not have power to fill vacancies in the Board of Directors, or to change the membership of or fill the vacancies on said Committee, or to make or amend the By-laws of the corporation, or to adopt any agreement or plan of merger, share exchange or consolidation of the corporation, or to recommend to the stockholders of the corporation a sale, lease or exchange of all or substantially all of the corporation’s property and assets or a dissolution (or revocation of dissolution) of the corporation, or to authorize the issuance of stock of the corporation, in each case unless and to the extent permitted under Section 141(c)(1) of the General Corporation Law of the State of Delaware. The Board of Directors shall have power at any time to change the membership of the Executive Committee, other than the Chief Executive Officer and the Chairman of the Board (if separate from the Chief Executive Officer), as specified above, to fill vacancies in it, or to dissolve it. The Executive Committee may make such rules for the conduct of its business and may appoint such subcommittees and assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum.
SECTION 2.8    Other Committees. The Board of Directors may by resolution designate one or more other committees, which committees shall have and may exercise such powers as the Board of Directors shall by resolution provide. Except as provided above in Section 2.7 for the Executive Committee, attendance by at least 50% of committee members shall constitute a quorum to conduct business.
SECTION 2.9    Emergency By-laws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the General Corporation Law of the State of Delaware, including an epidemic or pandemic, and a declaration of a national emergency by the United States government, or other similar emergency condition (an “Emergency”), irrespective of whether a quorum of the Board of Directors or any standing committee thereof can readily be convened for action, then during such Emergency:
(A)    A meeting of the Board of Directors or a committee thereof may be called by any director or officer by such means as may be feasible at the time, and notice of any such meeting of the Board of Directors or any committee may be given only to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time.
(B)    The director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.
ARTICLE III
OFFICERS
SECTION 3.1    Election. The Board of Directors, as soon as may be practicable after the Annual Meeting of the Stockholders, shall choose a President of the corporation, one or more Vice Presidents (with such classifications as the Board of Directors may determine), a Secretary and a Treasurer. The Board of Directors may also from time to time appoint such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. The President shall be chosen from among the directors and shall be the Chief Executive Officer of the corporation. Any two or more offices, except that of the Chief Executive Officer and Secretary, may be held by the same person.
SECTION 3.2    Term; Removal. The term of office of all officers shall be one year or until their respective successors are duly elected and qualified; but any officer may be removed from office with or without cause at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
SECTION 3.3    Powers and Duties. Subject to the limitations as the Board of Directors or the Executive Committee may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to the respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors, the Executive Committee, or their designees. The Treasurer and the Assistant Treasurers may be required to give bond for the faithful discharge of their duties, in such sum and with such surety as the Board of Directors may prescribe.

ARTICLE IV
FUNDS OF THE CORPORATION

All moneys of the corporation, or under its charge, deposited in any bank or other place of deposit, shall be deposited to the credit of the corporation in its corporate name, in such institutions, and shall be subject to withdrawal upon such signatures, as may from time to time be prescribed by resolution of the Board of Directors.

ARTICLE V
CAPITAL STOCK
SECTION 5.1    Certificates. Shares of the capital stock of the corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Each stockholder, upon written request to the transfer agent or the registrar of the corporation, shall be entitled to a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical. Upon a holder’s request, the corporation shall provide evidence of ownership of such holder’s uncertificated shares.
SECTION 5.2    Transfer of Stock. Upon the surrender of any certificate for transfer of stock, such certificate shall be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the corporation. In order to surrender any certificate for transfer of stock, such certificate must include an assignment and power of transfer endorsed thereon or attached thereto, duly executed and with such proof of authenticity of the signature as the corporation or its agents may reasonably require. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the corporation. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.
SECTION 5.3    Notice of Issuance or Transfer. As required under Delaware law, within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send or cause to be sent to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Delaware state law or a statement that the corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
SECTION 5.4    Signatures. The certificates of stock shall be signed by any two authorized officers of the corporation, and shall be countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
SECTION 5.5    Lost, Stolen or Destroyed Certificates. No shares of stock in the corporation (whether certificated or uncertificated) shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.
SECTION 5.6    Stock Records. A record shall be kept of the respective names of the persons, firms or corporations owning the corporation’s stock, whether or not represented by certificates, the number and class of shares owned thereby, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation.

ARTICLE VI
CORPORATE BOOKS
The books of the corporation, except the original or duplicate stock ledger, shall be kept at the office of the corporation at Louisville, Kentucky, or at such other place or places as the Board of Directors may from time to time designate.

ARTICLE VII
FISCAL YEAR
The fiscal year of the corporation shall begin on the 1st day of May in each year and shall end on the 30th day of April of each year, and may be changed from time to time by resolution of the Board of Directors.

ARTICLE VIII
CORPORATE SEAL
The corporate seal of this corporation shall be circular in form and shall bear the name of the corporation and the words “Incorporated Delaware 1933.”

ARTICLE IX
INDEMNITY
The Board of Directors may by resolution provide that the corporation shall indemnify to the extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation.

ARTICLE X
EXCLUSIVE FORUM
Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s stockholders, (c) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the corporation’s certificate of incorporation or By-laws (as either may be amended from time to time), or (d) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

ARTICLE XI
AMENDMENTS
The By-laws of the corporation, regardless of whether made by the stockholders or by the Board of Directors, may be amended, added to or repealed at any meeting of the Board of Directors or of the stockholders by a vote thereof, provided notice of the proposed change is given in the notice of the meeting.
CERTIFICATION
The undersigned, Secretary of BROWN-FORMAN CORPORATION, hereby certifies that the foregoing ten (10) printed pages contain a true and complete copy of the By-laws of said corporation, as amended from time to time.
Corporate Secretary
Brown-Forman Corporation

Dated: May 21, 2020
Louisville, Kentucky.